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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan and the 1997 Long-Term Equity Incentive Plan of Province Healthcare Company of our reports dated (i) April 30, 1997, except for the second paragraph of Note 10, as to which the date is February 4, 1998, with respect to the consolidated financial statements of Brim, Inc., and March 23, 1998, with respect to the consolidated financial statements and schedule of Province Healthcare Company, both included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and (ii) May 5, 1998, with respect to the financial statements of Havasu Samaritan Regional Hospital included in Form 8-K/A dated June 15, 1998, both filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP


Nashville, Tennessee
June 12, 1998